UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 4, 2017

________________

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At WEC Energy Group, Inc.’s 2017 Annual Meeting of Stockholders held on May 4, 2017, stockholders voted on the following proposals with the following results:

Proposal 1 -- Election of Thirteen Directors for Terms Expiring in 2018

Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes

John F. Bergstrom	210,890,530	19,822,620	1,269,222	42,288,775
Barbara L. Bowles	231,857,888	16,771,736	1,352,748	42,288,775
William J. Brodsky	228,329,802	2,281,595	1,370,975	42,288,775
Albert J. Budney, Jr.	228,613,566	1,955,200	1,413,606	42,288,775
Patricia W. Chadwick	218,558,888	12,067,657	1,355,827	42,288,775
Curt S. Culver	216,951,537	13,710,462	1,320,373	42,288,775
Thomas J. Fischer	217,732,989	12,873,985	1,375,398	42,288,775
Paul W. Jones	227,198,679	3,369,908	1,413,785	42,288,775
Gale E. Klappa	213,870,994	16,937,295	1,174,083	42,288,775
Henry W. Knueppel	228,974,794	1,841,022	1,166,556	42,288,775
Allen L. Leverett	226,474,014	4,321,689	1,186,669	42,288,775
Ulice Payne, Jr.	216,662,927	13,988,234	1,331,211	42,288,775
Mary Ellen Stanek	217,179,689	13,479,843	1,322,840	42,288,775

Proposal 2 -- Ratification of Deloitte & Touche LLP as Independent Auditors for 2017

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
260,957,210	11,775,977	1,537,960	0

Proposal 3 -- Advisory Vote on Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
217,694,259	11,591,351	2,696,762	42,288,775

Proposal 4 – Advisory Vote to Establish the Frequency of “Say-on-Pay” Advisory Vote

Every 1 Year	Every 2 Years	Every 3 Years	Shares Abstained
202,944,356	1,694,470	25,236,912	2,106,634

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: May 10, 2017	William J. Guc -- Vice President and Controller

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